Exhibit 10.61

PROTEOLOGICS LTD 2012 FINANCIAL STATEMENTS

(XTL's ACQUIRED EQUITY INVESTEE)

PURSUANT TO RULE 3-09 OF REGULATION S-X

PROTEOLOGICS LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012

INDEX

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements - in NIS:

Statements of Financial Position	3 - 4

Statements of Comprehensive Loss	5

Statements of Changes in Equity (in Capital Deficiency)	6

Statements of Cash Flows	7 - 8

Notes to Financial Statements	9 - 56

- - - - - - - - - - -

Report of Independent Registered Public Accounting Firm

To the Shareholders of

PROTEOLOGICS LTD.

We have audited the statement of financial position of Proteologics Ltd. ("the Company") as of December 31, 2012, and the related statement of comprehensive loss, changes in equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed by the Auditors' Regulations (Auditor's Mode of Performance), 1973, and in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the results of its operations, changes in its equity and cash flows for the year then ended, in conformity with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB") and with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

Tel-Aviv, Israel	/s/	Kesselman & Kesselman
March 7, 2013		Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

 P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

2

PROTEOLOGICS LTD.

STATEMENTS OF FINANCIAL POSITION

		December 31,
		2012	2011
			(Unaudited)
	Note	NIS in thousands
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	5a	10,437	9,192
Restricted bank deposits	12h	364	330
Financial assets at fair value through profit or loss	5b	22,421	38,230
Accounts receivable	6	416	799

		33,638	48,551

NON-CURRENT ASSETS:
Property, plant and equipment	7	1,966	2,182
Intangible assets	8	166	360

		2,132	2,542

Total assets		35,770	51,093

The accompanying notes are an integral part of the financial statements.

3

PROTEOLOGICS LTD.

STATEMENTS OF FINANCIAL POSITION

		December 31,
		2012	2011
			(Unaudited)
	Note	NIS in thousands
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable:
Trade payables	9a	517	1,084
Other	9b	2,013	2,425
Income received in advance	9c	2,068	8,775
Provisions	12b(2)	-	143

		4,598	12,427

NON-CURRENT LIABILITIES:
Liabilities for employee rights upon retirements, net	11	218	80

Total liabilities		4,816	12,507

COMMITMENTS AND CONTINGENT LIABILITIES	12

EQUITY:	14
Ordinary share capital		14,788	14,658
Share premium		64,268	60,985
Capital reserve		26,384	26,384
Warrants		11,117	14,400
Accumulated deficit		(85,603)	(77,841)

Total equity		30,954	38,586

Total liabilities and equity		35,770	51,093

The accompanying notes are an integral part of the financial statements.

March 7, 2013
Date of approval of the financial statements	/s/ Efraim Argaman Chairman of the Board	/s/ Josh Levine CEO	/s/ Esther Hayun CFO

4

PROTEOLOGICS LTD.

STATEMENTS OF COMPREHENSIVE LOSS

			Year ended December 31,
			2012	2011	2010
				(Unaudited)
	Note		NIS in thousands

Revenues from Research & Development services provided	12	b	13,436	9,927	4,564

Cost of revenues from Research & Development services provided	15	a	(10,716)	(9,652)	(5,584)

Research & Development expenses, net	15	b	(6,946)	(5,916)	(7,739)

General and administrative expenses	16		(5,645)	(5,544)	(5,203)

Capital gain (loss)			1	(6)	(1)

Operating loss			(9,870)	(11,191)	(13,963)

Finance income	17		1,464	2,831	677
Finance expenses	17		(429)	(70)	(2,378)

Finance income (expenses), net			1,035	2,761	(1,701)

Loss and comprehensive loss for the year			(8,835)	(8,430)	(15,664)

Loss per share in NIS - basic and diluted	18		(0.60)	(0.58)	(1.18)

The accompanying notes are an integral part of the financial statements.

5

PROTEOLOGICS LTD.

STATEMENTS OF CHANGES IN EQUITY (IN CAPITAL DEFICIENCY)

	Ordinary share capital	Share premium	Capital reserve	Warrants	Accumulated deficit	Total Equity (Capital deficiency)
	NIS in thousands

Balance at December 31, 2009 (Unaudited)	1	-	25,135	-	(56,599)	(31,463)

Changes in the year ended December 31, 2010 (Unaudited):
Comprehensive loss for the year					(15,664)	(15,664)
Exercise of options into shares	89	-	-	-	(13)	76
Conversion of loans from the former parent company into share capital	1	39,924	-	-	-	39,925
Distribution of bonus shares	9,998	(9,998)	-	-	-	-
Proceeds from issuance of shares and warrants, net of issuance expenses	4,569	31,059	-	14,400	-	50,028
Share based payment to employees and service providers	-	-	-	-	1,201	1,201
Interest benefit inherent in loans from the former parent company	-	-	1,249	-	-	1,249

Balance at December 31, 2010 (Unaudited)	14,658	60,985	26,384	14,400	(71,075)	45,352

Changes in the year ended December 31, 2011 (Unaudited):
Comprehensive loss for the year	-	-	-	-	(8,430)	(8,430)
Share based payment to employees and service providers	-	-	-	-	1,664	1,664

Balance at December 31, 2011(Unaudited)	14,658	60,985	26,384	14,400	(77,841)	38,586

Changes in the year ended December 31, 2012:
Expiration of warrants	-	3,283	-	(3,283)	-	-
Exercise of options into shares	130	-	-	-	(18)	112
Comprehensive loss for the year	-	-	-	-	(8,835)	(8,835)
Share based payment to employees and service providers	-	-	-	-	1,091	1,091

Balance at December 31, 2012	14,788	64,268	26,384	11,117	(85,603)	30,954

 The accompanying notes are an integral part of the financial statements.

6

PROTEOLOGICS LTD.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands
Cash flows from operating activities:

Loss for the year	(8,835)	(8,430)	(15,664)
Adjustments to reconcile loss to net cash provided by (used in) operating activities (a)	(5,458)	(4,623)	21,050

Net cash provided by (used in) operating activities	(14,293)	(13,053)	5,386

Cash flows from investing activities:

Purchase of property, plant and equipment	(356)	(1,021)	(1,271)
Purchase of intangible assets	(30)		(1,305)
Proceeds from sale of property, plant and equipment	3	45	2
Purchase of financial assets at fair value through profit or loss	(5,687)	(51,797)	(52,738)
Proceeds from sale of financial assets at fair value through profit or loss	21,741	55,418	12,885
Restricted bank deposits, net	(34)	(12)	(5)

Net cash provided by (used in) investing activities	15,637	2,633	(42,432)

Cash flows from financing activities:

Proceeds from issuance of shares and warrants, net of issuance expenses	-	-	50,028
Exercise of options into shares	112	-	76

Net cash provided by financing activities	112	-	50,104

Increase (decrease) in cash and cash equivalents	1,456	(10,420)	13,058
Cash and cash equivalents at the beginning of the year	9,192	19,124	7,222
Exchange rate differences on cash and cash equivalents	(211)	488	(1,156)

Cash and cash equivalents at the end of the year	10,437	9,192	19,124

The accompanying notes are an integral part of the financial statements.

7

PROTEOLOGICS LTD.

STATEMENTS OF CASH FLOWS

		Year ended December 31,
		2012	2011	2010
			(Unaudited)
		NIS in thousands
(a)	Adjustments to reconcile loss to net cash provided by (used in) operating activities:

	Income and expenses not involving cash flows:

	Gain from change in fair value of financial assets through profit or loss	(245)	(1,413)	(585)
	Depreciation and amortization	794	1,125	1,001
	Liabilities for employee rights upon retirements, net	138	(65)	88
	Exchange rate differences on cash and cash equivalents	211	(488)	1,156
	Exchange rate differences on loans from the former parent company	-	-	(74)
	Capital loss (gain) from sale of property, plant and equipment, net	(1)	6	1
	Interest benefit inherent in loans from the former parent company	-	-	1,249
	Share based payment to employees and service providers	1,091	1,664	1,201

		1,988	829	4,037
	Changes in operating asset and liability items:

	Decrease in accounts receivable	383	32	509
	Increase (decrease) in accounts payable:
	Trade payables	(567)	157	452
	Provisions and others	(555)	(420)	2,056
	Income received in advance	(6,707)	(5,221)	13,996

		(7,446)	(5,452)	17,013

		(5,458)	(4,623)	21,050

(b)	Information on investing and financing activities not involving cash flows:

	Conversion of loans from the former parent company into share capital			39,925

(c)	Additional cash flow information:

	Cash paid during the year for taxes on income	21	15	15

	Cash received during the year for interest	1,305	880	61

The accompanying notes are an integral part of the financial statements.

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PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL

Proteologics Ltd. ("the Company") was incorporated in Israel on May 19, 1999 as a private company under the name of Lismon (Israel) Ltd. In May 2000, the Company's name was changed to its present name. Until 2010, the Company was wholly owned by Proteologics Inc., a company registered in Delaware, USA ("the former parent company"). In 2010, the Company executed an IPO of its shares and warrants (see Note 14a(4) below). Also in 2010, the former parent company decided on a voluntarily liquidation effective immediately and its interests in the Company were transferred to the former parent company's shareholders. As of December 31, 2012, the Company's major shareholders are: XTL Biopharmaceuticals Ltd. (about 31.24% of the share capital), Aurum Ventures MKI Ltd. (about 16.84% of the share capital) and GlaxoSmithKline LLC ("GSK") (about 5.20% of the share capital). The Company's registered domicile is 2 Holtzman Street, Science Park, Rehovot, Israel.

The Company is engaged in the research and development of drugs targeting various diseases. The Company possesses knowhow and expertise of the ubiquitin system and focuses its efforts on discovering new drugs that target different components of the ubiquitin system. The ubiquitin system regulates almost all aspects of eukaryotic cellular function. The ubiquitin protein labels and tags other proteins as a signal for the occurrence of cellular biological processes such as protein disintegration, metabolism and so on. Ubiquitin system dysfunction might lead to a series of diseases, including metabolic disorders, neurological disorders, malignant diseases, muscular atrophy and viral diseases.

The Company is in research and development stages and has yet to generate significant revenues. Therefore, it is unable to determine with certainty whether and when it will be able to generate profits.

As for development agreements signed with Teva Pharmaceutical Industries Ltd. ("Teva"), including Teva's announcement of their cancellation on December 26, 2012, see Note 12b(1) below.

As for a development agreement signed with GSK, see Note 12b(2) below.

The Company's strategy consists of conducting ubiquitin related R&D programs in collaboration with pharma companies as well as self financed programs. As detailed in Note 12b below, on March 7, 2013, GSK and the Company agreed to extend the collaboration period by another year focusing on a single program. In addition, the agreement with Teva was cancelled in late 2012.

In view of the above, on March 7, 2013, the Company's Board decided to make the necessary adjustments to the Company's personnel in order to meet the required activity scope by retaining the personnel and the resources needed to preserve the Company's unique ubiquitin related knowhow and allow future collaborations in this field. This decision signifies cutbacks of ten positions representing about 40% of the Company's current personnel at the end of the first quarter of 2013.

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PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL (Cont.)

In view of strategic discussions held by the Company's Board, changes may be carried out in the Company's R&D activity to include new non-ubiquitin related activities by prioritizing assets in clinical development stages. Simultaneously, the Company will continue to finance projects out of its own resources and exercise business development efforts to achieve additional collaborations in the ubiquitin field.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation of the financial statements:

The financial statements of the Company as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 have been prepared in accordance with International Financial Reporting Standards ("IFRS") which are standards and interpretations issued by the International Accounting Standards Board ("IASB") and include the additional disclosure required in accordance with the Israeli Securities Regulations (Annual Financial Statements), 2010.

1.	The significant accounting policies described below are consistent with those of all years presented, unless it is indicated otherwise.

The financial statements have been prepared under the historical cost convention, subject to adjustments in respect of the revaluation of severance pay fund assets and financial assets which are presented at fair value.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires the Company's management to exercise its judgment in the process of applying the Company's accounting policies. The areas that involve judgment which has significant effect or complexity or where assumptions and estimates are significant to the financial statements are disclosed in Note 3. Actual results could significantly differ from the estimates and assumptions used by the Company's management.

2.	The Company analyzes the expenses recognized in profit or loss by classification based on the function of expense.

3.	The Company's operating cycle is 12 months.

b.	Translation of foreign currency balances and transactions:

1.	Functional currency and presentation currency:

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates ("the functional currency"). The financial statements are presented in NIS, which is the Company's functional currency and presentation currency.

10

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.	Transactions and balances:

Transactions in a currency other than the functional currency ("foreign currency") are translated into the functional currency using the exchange rates at the dates of the transactions. Exchange rate differences arising from the settling of transactions as above and from the translation of monetary assets and liabilities denominated in foreign currency based on the exchange rates at the end of the period are recognized in profit or loss in financial income or expenses.

3.	Below are the changes in the reporting periods in the exchange rate of the U.S. dollar ("the dollar") and in the Israeli Consumer Price Index ("CPI") in relation to the NIS:

	Exchange rate of U.S. $ 1	Israeli CPI
Year ended	%	%

December 31, 2012	(2.3)	1.6
December 31, 2011	7.7	2.2
December 31, 2010	(6.0)	2.7

The U.S. dollar exchange rate as of December 31, 2012 was: U.S. $ 1 = NIS 3.733.

c.	Property, plant and equipment:

Property, plant and equipment are initially included at cost of purchase. Subsequent costs are included at the asset's carrying amount or recognized as a separate asset, as applicable, only when the future economic benefits attributable to the item are expected to flow to the Company and the item's costs can be measured reliably. An item of property, plant and equipment which is replaced is derecognized from the books. All other costs of repairs and maintenance are carried to profit or loss over the reporting period in which they are incurred.

Items of property, plant and equipment are presented at cost less accumulated depreciation and accumulated impairment losses which are carried to profit or loss.

Depreciation of property, plant and equipment is calculated on a straight-line basis to reduce their cost to their residual value over their useful life as follows:

Years

Computers and peripheral equipment	3
Lab equipment	7 - 10
Office furniture and equipment	7 - 15

Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term or the expected life of the improvement.

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PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The residual value, depreciation method and useful life of an asset are reviewed and updated at least each year.

An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount (see e below).

Gains or losses from the disposal of assets are determined by comparing the consideration received to the carrying amount and are recognized in the statements of income under capital gain (loss).

The Company has lab equipment which is used in the research and development process. This equipment is used by the Company for longer than one reporting period (7-10 years) and is therefore recorded as property, plant and equipment in the financial statements and depreciated using the straight-line method over its estimated useful life.

d.	Intangible assets:

1.	Knowhow:

Acquired knowhow is presented at historical cost less accumulated amortization. Knowhow is amortized using the straight-line method over its useful life and tested for impairment regularly. Management has determined that the useful life of knowhow is 2-5 years.

2.	Research and development:

Research expenditure is recognized in the statements of income as an expense when incurred. Costs arising from development projects (relating to the design and examination of new or upgraded products) are recognized as intangible assets when the following criteria are met:

-	it is technically feasible to complete the intangible asset so that it will be available for use;
-	management intends to complete the intangible asset and use or sell it;
-	there is an ability to use or sell the intangible asset;
-	it can be demonstrated how the intangible asset will generate probable future economic benefits;
-	adequate technical, financial and other resources to complete the development and to use or sell the intangible asset are available; and
-	the expenditure attributable to the intangible asset during its development can be reliably measured.

Other development expenditures that do not meet these criteria are recognized as an expense when incurred. Development costs that were previously recognized as an expense are not recognized as an asset in a later period.

12

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Until December 31, 2012, the Company did not meet the conditions underlying the capitalization of development costs as an intangible asset and accordingly did not recognize any asset in respect of these costs in the financial statements by December 31, 2012.

3.	Computer software:

Acquired licenses to use computer software are capitalized based on costs incurred in acquiring the specific software and preparing it for use. These costs are amortized using the straight-line method over the estimated useful life (three years).

e.	Impairment of non-financial assets:

Non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets that suffered impairment are reviewed for possible reversal of the impairment at each date of the statement of financial position.

f.	Government grants:

Government grants are recognized at fair value when there is reasonable assurance that the grants will be received and the Company will comply with the attached conditions. A forgivable government loan is treated as a government grant when there is reasonable assurance that the Company will meet the loan's forgiveness conditions.

Government grants referring to costs are recognized in profit or loss on a systematic basis over the periods in which the Company recognizes the respective costs (which the grants are intended to compensate) as expenses.

Government grants received from the Office of the Chief Scientist in Israel ("OCS") as participation in research and development performed by the Company ("OCS grants") are accounted for as forgivable loans in accordance with IAS 20, Accounting for Government Grants and Disclosure of Government Assistance ("IAS 20").

13

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Grants received from the OCS after January 1, 2009 are accounted for in accordance with the provisions of IFRS 9 (as applicable) if on the date of the entitlement to an OCS grant ("the entitlement date") management concludes that there is no reasonable assurance that the OCS grant to which the Company is eligible ("grant received") will not be refunded in which case on that date the Company recognizes a financial liability accounted for in accordance with the provisions of IFRS 9 regarding financial liabilities measured at amortized cost. The gap between the OCS grant received and the fair value of the financial liability on the date of its initial recognition is accounted for as a government grant which is carried to profit or loss as a reduction of research and development expenses.

In the event that on the entitlement date the Company's management concludes that there is reasonable assurance that the OCS grant received will not be refunded, on that date the grant is carried to profit or loss as a reduction of research and development expenses. To the extent that in a subsequent period management first concludes that there is no reasonable assurance that the OCS grant received will not be refunded, the Company then recognizes a financial liability against profit or loss. The financial liability is accounted for in accordance with the provisions of IFRS 9 regarding financial liabilities measured at amortized cost.

As for OCS grants received up to December 31, 2008, if on the entitlement date the Company concludes that there is reasonable assurance that the OCS grant received will not be refunded and accordingly as of that date it is carried to profit or loss and in subsequent periods it first becomes more likely than not that the project will be a success and royalties will be paid to the Chief Scientist, then the Company recognizes a provision against profit or loss, measured according to the guidelines of IAS 37, Provisions, Contingent Liabilities and Contingent Assets.

g.	Financial assets:

The Company has early adopted IFRS 9, Financial Instruments ("IFRS 9") effective from January 1, 2011.

According to IFRS 9, upon initial recognition, all the financial assets (including hybrid instruments where the host contract is a financial asset) are measured at fair value. In subsequent periods, debt instruments can be measured at amortized cost only if both of the following two conditions are met:

-	the asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows.

-	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Subsequent measurement of all other debt instruments and financial assets should be at fair value.

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PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

If the Company changes its business model for managing financial assets, it shall reclassify all affected financial assets. In all other circumstances, reclassification of financial instruments is not permitted.

Financial assets are derecognized when the rights to receive cash flows from the financial investments expire or are transferred and the Company has transferred substantially all the risks and rewards in respect of the ownership of the financial assets.

Financial assets are initially recognized at fair value plus directly attributable transaction costs, for all financial assets that are not measured at fair value through profit or loss. Financial assets that are measured at fair value through profit or loss are initially recognized at fair value and the transaction costs are carried to profit or loss.

Gains or losses arising from changes in the fair value of debt instruments measured at fair value through profit or loss are recognized in profit or loss and presented under financial income (expenses) in the period in which they are incurred. Gains or losses from debt instruments measured at amortized cost are recognized in profit or loss when the financial assets are derecognized or when impairment is recorded in their respect and in the process of their amortization using the effective interest method.

The adoption of IFRS 9 had no effect on the Company's financial statements.

Before the adoption of IFRS 9 as described above, the Company classified its financial assets into the following categories: financial assets at fair value through profit or loss and loans and receivables. The classification was determined based on the purpose for which the financial assets were acquired. The Company's management determined the classification of its financial assets upon initial recognition.

1.	Financial assets at fair value through profit or loss:

This category contains financial assets designated by management at fair value through profit or loss. Assets in this category are classified as current assets if it is probable that they will be disposed of within one year after the date of the statement of financial position. Otherwise, they are classified as non-current assets.

2.	Loans and receivables:

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the date of the statement of financial position. These maturities are classified as non-current assets. The Company's loans and receivables are included in the line items: "accounts receivable", "cash and cash equivalents" and "restricted bank deposits" in the statement of financial position (see also h below).

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PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Regular purchases and sales of financial assets are recognized in the Company's books on the trade date which is the date on which the asset is transferred to the Company or transferred by the Company. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss are initially recognized at fair value, and transaction costs are carried to profit or loss. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. Financial assets at fair value through profit or loss are presented in subsequent periods at fair value. Loans and receivables are presented at amortized cost using the effective interest method.

Gains or losses arising from changes in the fair value of financial assets at fair value through profit or loss are recognized in profit or loss under financial income (expenses) in the period in which they are incurred. Dividend income from financial assets at fair value through profit or loss is recognized in profit or loss as part of financial income once the Company's entitlement to the payments is established.

As for the fair value measurement of the Company's financial instruments, see Note 4 below.

h.	Cash and cash equivalents:

Cash and cash equivalents include cash in hand and short-term bank deposits that are not restricted to use and with original maturities of three months or less.

i.	Share capital:

The Company's ordinary shares are classified as share capital. Incremental costs directly attributable to the issuance of new shares or options are shown in equity as a deduction from the issuance proceeds.

j.	Trade payables:

Trade payables are the Company's obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are initially measured at fair value and subsequently measured at amortized cost using the effective interest method.

k.	Loans from the former parent company:

Loans are initially recognized at fair value less transaction costs. In subsequent periods, loans are presented at amortized cost. Any difference between the consideration (less transaction costs) and the redemption value is recognized in the statements of income over the period of the loan using the effective interest method.

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PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Loans received from the former parent company did not bear interest at market rates which reflect the variety of the Company's risks. Therefore, the Company carried the interest benefit inherent in the loan terms in relation to the market interest on loans with similar risks to profit or loss as additional financial expenses against a capital reserve.

In February 2010, the loans were converted into capital, see Note 14a(3)(b).

l.	Employee benefits:

1.	Liability for employee rights upon retirement:

According to the labor laws and employment agreements in Israel, the Company is obligated to pay compensation to employees who are dismissed and, under certain circumstances, to employees who retire. The Company's liability to pay retirement compensation for certain employees is accounted for as a defined benefit plan.

According to the Company's liability to employees, the amounts of the benefits to be received by employees eligible for compensation upon retirement are based on the number of years of employment and latest salary.

The total accrued severance pay presented in the statement of financial position is the present value of the defined benefit liability as of the statement of financial position date, less the fair value of the plan assets. The defined benefit liability is measured on an annual basis by an independent actuary using the Projected Unit Credit Method.

The present value of the liability is determined by discounting the expected future cash flows (after taking into account expected salary increase rates), based on interest rates of Government bonds denominated in the currency in which the benefits will be paid and whose maturity period approximates the accrued severance pay period.

According to IAS 19, Employee Benefits, the discount rate used to calculate the actuarial obligation is determined by using market returns of high quality corporate debentures on the statement of financial position date. However, according to IAS 19, in countries which do not have a deep market for such debentures, the market returns of Government bonds on the statement of financial position date will be used instead.

As discussed above, the interest rate used by the Company to discount the expected future cash flows in order to calculate the actuarial liability was determined based on the interest rates on high yield NIS Government bonds since the Company's management believes that Israel does not have a deep market for corporate debentures.

17

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company carries actuarial gains or losses arising from changes in actuarial assumptions and consequently from changes between past assumptions and actual results to profit or loss in the period in which they are incurred.

The severance pay fund is measured at fair value and forms the plan assets as defined in IAS 19 which is offset from the accrued severance pay for purposes of presentation in the statement of financial position.

2.	Vacation and recreation pay:

According to the Law, an employee is entitled to paid vacation and recreation days on an annual basis. The entitlement is based on the number of years of service. The Company recognizes an obligation and expense for paid vacation and recreation based on the benefit accumulated for each employee.

m.	Share-based payment:

The Company operates an equity-settled share-based payment plan for the Company's employees and service providers. In this framework, from time to time, the Company grants employees and service providers, at its election, options to purchase Company shares. The fair value of services received from employees and service providers in return for the grant of options is recognized as an expense in profit or loss and correspondingly carried to equity. The total amount recognized as an expense over the vesting term of the options (the term over which all pre-established vesting conditions are expected to be satisfied) is determined by reference to the fair value of the options granted at grant date. Equity-settled share-based payment transactions with service providers are measured at the fair value of the services received.

When the options are exercised, the Company issues new shares. The receipts are credited to share capital (par value) and share premium.

n.	Revenue recognition:

1.	The Company's revenues are measured at the fair value of the consideration received or receivable by the Company for the services provided in the Company's ordinary course of business.

18

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company recognizes revenues when the amount of the revenues can be measured reliably and the future economic benefits are expected to flow to the entity. The amount of revenue cannot be measured reliably unless all the conditions underlying the provision of the service are met. The Company provides research and development services based on fixed price contracts. Revenues from this type of contracts are recognized by the percentage of completion method whereby revenues are generally recognized based on the services rendered as a percentage of the entire services that are supposed to be rendered. When the outcome of the contract can be measured reliably and the contract is expected to yield profits, the revenues are recognized over the contract term. If the total contract costs are expected to exceed total revenues from the contract, the expected loss is recognized as an immediate expense.

2.	Interest income:

Interest income is recognized as it accrues using the effective interest method.

o.	Leases:

Lease agreements in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases are charged to profit or loss on a straight-line basis over the period of the lease.

p.	Loss per share:

Basic loss per share is based on the Company's loss, divided by the weighted average number of ordinary shares outstanding during the period, adjusted for bonus shares issued to existing shareholders until the date of issuance of the financial statements.

q.	Deferred taxes:

Deferred tax assets are recognized using the liability method in respect of temporary differences between the carrying amounts of assets and liabilities in the financial statements and the amounts attributed for tax purposes. However, deferred taxes are not recognized if the temporary differences are created upon initial recognition of the asset or liability other than in the context of a business combination which have no effect on profit or loss on the date of the transaction - whether accounting profit or loss or profit or loss reported for tax purposes.

Deferred taxes assets are recognized in respect of temporary differences that are deductible for tax purposes within the limits of the difference amounts that can be utilized in the future against taxable income. Deferred taxes are determined at the tax rates and the tax laws that have been enacted or substantively enacted by the end of the reporting period and that are expected to apply when the deferred tax asset is realized or the deferred tax liability is settled.

In the absence of expected taxable income in the future, no deferred tax asset was recorded in the Company's books.

19

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

r.	New and amended IFRS standards and IFRIC interpretations:

Standards, amendments to existing standards and new interpretations that are not yet effective and have not been early adopted by the Company (except as discussed in paragraph 1 below):

1.	IFRS 13, Fair Value Measurements ("IFRS 13"):

IFRS 13 focuses on improving consistency and reducing complexity of fair value measurement by providing a precise definition of "fair value" and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements of IFRS 13 do not extend the use of fair value accounting but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRS.

IFRS 13 will be first adopted by the Company for the annual period beginning on January 1, 2013. IFRS 13 will be applied prospectively as of the beginning of said annual period. The disclosure requirements of IFRS 13 do not need to be applied in comparative information for periods before initial application of IFRS 13. The initial adoption of IFRS 13 is not expected to have a material effect on the Company's financial statements.

2.	IAS 19 (Revised 2011), Employee Benefits ("IAS 19R"):

IAS 19R introduces significant changes in the manner of recognizing and measuring defined benefit plans and termination benefits and provides new disclosure requirements for all types of employees benefits within the scope of IAS 19 as follows:

-	The term "actuarial gains and losses" was replaced by the term "remeasurement of the net defined benefit liability (asset)" ("remeasurements") which includes, in addition to actuarial gains and losses, certain components as defined in IAS 19R. Remeasurements will be recognized in other comprehensive income, which cancels the possibility of recognizing actuarial gains and losses in profit or loss and the possible use of the "corridor" approach.

-	Net interest income/expense will be recognized in respect of the benefit plans underlying the plan assets, calculated based on the balance of the net employee benefit asset or liability using the discount rate prescribed in IAS 19 in its present format for measuring defined benefit obligations. This accounting treatment will replace the use of interest cost and expected return on plan assets in IAS 19 in its present format.

20

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

-	The distinction between short-term employee benefits and long-term employee benefits for measurement in the financial statements will be based on the expected settlement date and not on the date on which the payment could be required.

-	The disclosure requirements in IAS 19R in its present format have been expanded.

IAS 19R will be applied by the Company retrospectively in the financial statements for the annual period commencing on January 1, 2013.

The Company's current accounting policy is to carry actuarial gains or losses arising from changes in actuarial assumptions and consequently from the change in former assumptions and actual results to the income statement in the period in which they are incurred. Following the adoption of IAS 19R, remeasurements calculated according to the new provisions will be carried to other comprehensive income.

The initial adoption of IAS 19R is not expected to have a material impact on the Company's financial statements.

NOTE 3:-	CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

a.	Critical accounting estimates:

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities are addressed below.

1.	Revenue recognition:

The Company uses the percentage of completion method in the accounting treatment of research and development collaboration agreements. The use of the percentage of completion method requires the Company to estimate the services performed as of a certain date as a percentage of the entirety of services to be performed.

21

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:-	CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (Cont.)

2.	Share-based payments:

In evaluating the fair value and the recognition method of share-based payment, the Company's management is required to estimate, among others, different parameters included in the computation of the fair value of the options and the number of options that will vest. Actual results and estimates to be made in the future may significantly differ from current estimates. In the period that preceded the Company's IPO, this estimate was critical given the absence of a quoted market price representing a base asset for this instrument.

b.	Judgments with critical effect on applying of the Company's accounting policies:

1.	Capitalization of development expenses:

The Company is required to exercise judgment in examining the fulfillment of the conditions for recognizing its development expenses as an intangible asset or the need to continue to carry these expenses to profit or loss. This examination is based on the parameters described in Note 2d(2) above. As of December 31, 2012, the above conditions were not fulfilled and no development expenses have been capitalized.

2.	OCS grants:

The Company's management must examine whether on the date of receipt of the grant it is meeting the conditions for recognizing it as a grant rather than a liability. In addition, when the grant is carried upon initial recognition to the income statement, the Company's management must examine whether it is more likely than not that royalties will be paid to the Chief Scientist. The Company's management estimates that as of December 31, 2012, no liability is expected to be incurred to OCS and therefore no liability in this respect was recorded in the financial statements (see also Note 12a below).

NOTE 4:-	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

a.	Financial risk management:

1.	Financial risk factors:

The Company's activities expose it to a variety of financial risks: market risks (including currency risks), credit risks and liquidity risks. The Company's overall risk management plan focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company's financial performance.

22

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Cont.)

The Company's CFO is in charge of market risk management in the Company under the guidelines approved by the Board and is also responsible for implementing the Board's policy regarding the investment of the Company's liquidity reserves.

a)	Market risks:

Foreign currency exchange rate risk:

The Company's activities expose it foreign currency exchange rate risks arising from its investments in short-term dollar deposits and dollar-denominated marketable securities. Moreover, the Company's revenues are generated in dollars whereas a substantial portion of its expenses are incurred in NIS and therefore fluctuations in the dollar exchange rate may affect the Company's results.

As of December 31, 2012, if the Company's functional currency had weakened by 3% against the dollar, with all other variables held constant, the loss for the year ended December 31, 2012 would have been lower by approximately NIS 448 thousand (in 2011 - lower by approximately  NIS 534 thousand) due to exchange rate losses on balances of cash and cash equivalents.

Price risk:

The Company is exposed to risk in respect of holding marketable debt instruments due to investments classified in the statements of financial position as financial instruments at fair value through profit or loss. The Company varies its investment portfolio in order to manage the price risk arising from investments in marketable debt instruments. The variation of the investment portfolio is carried out in accordance with the predetermined investment policy.

As of December 31, 2012, if the value of the financial instruments at fair value through profit or loss had increased/decreased by 3%, with all other variables held constant, the loss for the year ended December 31, 2012 would have been lower/higher by approximately NIS 673 thousand (in 2011 - by approximately NIS 1,147 thousand).

23

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Cont.)

b)	Credit risks:

Credit risks are accounted for at the Company's level. Credit risks arise from cash and cash equivalents, bank deposits, financial assets at fair value through profit or loss and unpaid receivables. The Company's balances of cash and cash equivalents are deposited in a single A rated Israeli bank. Financial assets at fair value through profit or loss are managed according to the investment policy presented in the Company's prospectus of February 26, 2010 (see Note 14a(4) below). According to this policy, the funds are invested in solid channels, including an interest-bearing NIS deposit, at least AA rated debentures or interest-bearing foreign currency linked deposits.

c)	Liquidity risks:

Cautious management of liquidity risks requires the existence of sufficient available cash and credit facilities for financing the activities.

The Company's management examines ongoing forecasts of surplus liquid funds from unutilized credit facilities and cash and cash equivalents, see Note 5 below. The examination is based on expected cash flows based on the procedures and restrictions determined by the Company.

The Company maintains a sufficient level of cash and cash equivalents based on the forecasted cash flows required to finance its operations in order to minimize its liquidity risk.

The maturity dates of the Company's financial liabilities as of December 31, 2012 and 2011 are up to one year.

2.	Capital risks management:

The Company's objectives when managing capital risks are to retain the Company's ability to continue operating as a going concern in order to provide returns on investments for shareholders and to maintain an optimal capital structure to reduce the cost of capital.

3.	Estimated fair value:

The Company measures fair value according to the following fair value hierarchy:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.
Level 3	-	inputs that are not based on observable market data (unobservable inputs).
24

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Cont.)

The Company's financial instruments which are measured at fair value in the statement of financial position are financial assets at fair value through profit or loss (see also Note 5b below) which are traded in an active market. Accordingly, their fair value is based on their quoted market price as of December 31, 2012 and 2011. A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service, or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. These financial assets are included in Level 1.

b.	Financial instruments according to groups:

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands
Financial assets measured at amortized cost:
Cash and cash equivalents	10,437	9,192

Restricted bank deposits	364	330

Receivables (excluding prepaid expenses and deposits)	253	638

Financial assets at fair value through profit or loss	22,421	38,230

Current liabilities - financial liabilities at amortized cost:
Trade and other accounts payable (excluding vacation and recreation pay to employees)	2,255	3,228

25

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:-	CASH AND CASH EQUIVALENTS AND FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

a.	Cash and cash equivalents:

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands

Cash in banks and on hand	3,374	1,842
Short-term bank deposits	7,063	7,350

	10,437	9,192

Breakdown according to currency:
NIS	1,519	495
Foreign currency (mainly dollars)	8,918	8,697

	10,437	9,192

The carrying amount of cash and cash equivalents is a reasonable approximation of the fair value because the effect of discounting is immaterial.

b.	Financial assets at fair value through profit or loss:

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands

Government bonds - unlinked NIS	8,934	12,972
Government bonds - CPI-linked NIS	4,435	10,650
Government bonds - dollars	5,518	6,444
Corporate debentures - CPI-linked NIS	2,690	3,989
Corporate debentures - unlinked NIS	343	1,501
Corporate debentures - dollars	501	701
Mutual funds - dollars	-	1,973

	22,421	38,230

The maximum exposure to credit risks as of the date of the statement of financial position in respect of the balances of financial assets at fair value through profit or loss is their fair value.

26

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:-	ACCOUNTS RECEIVABLE

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands

Grants receivable from OCS	71	71
Prepaid expenses	101	84
Government authorities	99	392
Deposits	62	77
Other	83	175

	416	799

All the monetary balances are unlinked NIS.

The fair value of accounts receivable that are financial assets is not materially different from their carrying amount.

The maximum exposure to credit risks as of the date of the statement of financial position in respect of the balances of accounts receivable is the carrying amount of the entire group of accounts receivable as mentioned above less the non-monetary balances and non-financial assets. The Company does not hold any securities in respect of these accounts receivable.

27

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7:-	PROPERTY, PLANT AND EQUIPMENT

Composition of property, plant and equipment and accumulated depreciation according to main groups and movement therein:

Year ended December 31, 2012

	Cost				Depreciation and accumulated impairment losses				Depreciated balance
	Balance at beginning of year	Additions during the year	Disposals during the year	Balance at end of year	Balance at beginning of year	Additions during the year	Disposals during the year	Balance at end of year	December 31, 2012
	NIS in thousands

Office furniture and equipment	161	-	-	161	95	8	-	103	58
Computers and peripheral equipment	552	9	-	561	432	64	-	496	65
Lab equipment	5,128	331	-	5,459	3,522	282	-	3,804	1,655
Leasehold improvements	1,703	16	3	1,716	1,313	216	1	1,528	188

	7,544	356	3	7,897	5,362	570	1	5,931	1,966

Year ended December 31, 2011 (unaudited):

	Cost				Depreciation and accumulated impairment losses				Depreciated balance
	Balance at beginning of year	Additions during the year	Disposals during the year	Balance at end of year	Balance at beginning of year	Additions during the year	Disposals during the year	Balance at end of year	December 31, 2011
	NIS in thousands

Office furniture and equipment	142	19	-	161	88	7	-	95	66
Computers and peripheral equipment	500	52	-	552	367	65	-	432	120
Lab equipment	5,135	643	650	5,128	3,818	305	601	3,522	1,606
Leasehold improvements	1,406	307	10	1,703	1,135	186	8	1,313	390

	7,183	1,021	660	7,544	5,408	563	609	5,362	2,182

28

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7:-	PROPERTY, PLANT AND EQUIPMENT (Cont.)

Year ended December 31, 2010 (unaudited):

	Cost				Depreciation and accumulated impairment losses				Depreciated balance
	Balance at beginning of year	Additions during the year	Disposals during the year	Balance at end of year	Balance at beginning of year	Additions during the year	Disposals during the year	Balance at end of year	December 31, 2010
	NIS in thousands

Office furniture and equipment	123	19	-	142	82	6	-	88	54
Computers and peripheral equipment	380	120	-	500	315	52	-	367	133
Lab equipment	4,066	1,069	-	5,135	3,509	309	-	3,818	1,317
Leasehold improvements	1,352	63	9	1,406	1,004	137	6	1,135	271

	5,921	1,271	9	7,183	4,910	504	6	5,408	1,775

29

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8:-	INTANGIBLE ASSETS

a.	In 2005, the Company acquired from the former parent company knowhow used in the Company's development processes in consideration of NIS 574 thousand. This consideration represents the knowhow's fair value as of the acquisition date. The knowhow is presented in the statements of financial position at cost less accumulated amortization.

b.	On February 15, 2010, the Company acquired from the former parent company the remaining patent rights used in the Company's development processes in consideration of NIS 771 thousand based on the fair value of the rights acquired. The rights are amortized over a period of two years from the acquisition date.

c.	The movement in intangible assets in the reporting periods is as follows:

1.	Knowhow:

	December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Balance at beginning of year	46	432	114
Acquisitions during the year	-	-	771
Amortization during the year	(46)	(386)	(453)

Balance at end of year	-	46	432

2.	Computer software and other:

	December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Balance at beginning of year	314	490	-
Acquisitions during the year	30	-	534
Amortization during the year	(178)	(176)	(44)

Balance at end of year	166	314	490

The amortization of intangible assets is carried to research and development expenses.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:-	ACCOUNTS PAYABLE

a.	Trade payables:

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands

Open debts	512	755
Checks payable	5	329

	517	1,084

Breakdown according to currencies:
NIS	476	769
Foreign currency (mainly dollars)	41	315

	517	1,084

b.	Other:

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands

Accrued expenses	951	1,343
Employees and payroll accruals, including national insurance and other taxes	787	801
Vacation and recreation pay to employees	275	281

	2,013	2,425

The majority of monetary balances are unlinked NIS (the dollar balances as of December 31, 2012 and 2011 amount to NIS 176 thousand and NIS 794 thousand, respectively).

The fair value of accounts payable that are financial liabilities is not materially different from their carrying amount.

c.	Income received in advance:

On February 17, 2010, the Company and GSK signed a license and collaboration agreement ("the collaboration agreement") and an investment agreement (see also Note 12b(2) below) whereby GSK will transfer to the Company quarterly installments over a period of three years for financing research and development activities in a total of $ 5.4 million with a possible extension of the research period for an additional year for an additional amount of up to $ 1.7 million.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9:-	ACCOUNTS PAYABLE (Cont.)

Until December 31, 2012, as part of the collaboration agreement, GSK paid the Company an immediate first installment of $ 3 million as upfront payment as well as other quarterly installments on account of development in a total of $ 4.975 million ($ 7.975 million in total, approximately NIS 29,995 thousand).

The Company recognizes revenue from the agreement according to the percentage of completion method. As of December 31, 2012, the Company has recognized revenue totaling NIS 27,927 thousand. The remaining receipts as of December 31, 2012 were recorded as income received in advance.

NOTE 10:-	LOANS FROM THE FORMER PARENT COMPANY

a.	The loans were interest free, with no maturity date, classified as current liabilities since the lender was able to demand the repayment of the loans at any time.

b.	As for interest expenses carried by the Company against a capital reserve at interest rates for similar loans, see Note 17 below. The annual interest rate on similar loans in the year ended December 31, 2010 was 24%.

c.	As for the conversion of the Company's liability to the former parent company into the Company's share capital in February 2010, see Note 14a below.

NOTE 11:-	LIABILITIES FOR EMPLOYEE RIGHTS UPON RETIREMENT

a.	According to the effective labor laws and employment agreements in Israel, the Company is obligated to pay compensation to employees who are dismissed and, under certain circumstances, to employees who retire.

b.	The Company's obligation for compensation payments to employees represents a defined benefit plan. In respect of this obligation, the Company has executive insurance policies in which it deposits funds. The amount of the net liability in the statements of financial position as of December 31, 2012 and 2011 reflects the difference between the accrued severance pay and the severance pay fund, as detailed in c below.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:-	LIABILITIES FOR EMPLOYEE RIGHTS UPON RETIREMENT (Cont.)

c.	Liability in respect of retirement compensation in the context of a defined benefit plan: The amounts presented in the statements of financial position determined as follows:

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands

Present value of liabilities for which deposits have been made	1,718	1,620
Fair value of plan assets	(1,500)	(1,540)

Outstanding liability in the statement of financial position	218	80

The movement in the liability in respect of accrued severance pay representing a defined benefit plan in the reporting periods is as follows:

	2012	2011	2010
		(Unaudited)
	NIS in thousands

Balance at beginning of year	1,620	1,680	1,281
Current service cost	496	321	253
Interest cost	68	79	73
Actuarial losses(gains)	107	(81)	152
Benefits paid	(573)	(379)	(79)

Balance at end of year	1,718	1,620	1,680

The movement in the fair value of the plan assets in the reporting periods is as follows:

	2012	2011	2010
		(Unaudited)
	NIS in thousands

Balance at beginning of year	1,540	1,535	1,224
Expected return on plan assets	54	79	77
Actuarial gains	38	17	40
Employer's contributions	443	301	273
Benefits paid	(573)	(379)	(79)
Other	-	(13)	-

Balance at end of year	1,500	1,540	1,535

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11:-	LIABILITIES FOR EMPLOYEE RIGHTS UPON RETIREMENT (Cont.)

The amounts carried to profit or loss in the reporting periods are as follows:

	2012	2011	2010
		(Unaudited)
	NIS in thousands

Current service cost	496	321	253
Interest cost	68	79	73
Expected return on plan assets	(54)	(79)	(77)
Net actuarial losses (gains) recognized in the year	69	(98)	112

Total included in salary expenses	579	223	361

The actual return on the plan assets in 2012, 2011 and 2010 totaled a gain of NIS 92 thousand, NIS 83 thousand and NIS 117 thousand, respectively.

The principal actuarial assumptions underlying the defined benefit plan:

	2012	2011	2010
		(Unaudited)
	%

Discount rate	4.6	5	5.3

Rate of increase in the Israeli CPI	2.6	2.5	2.7

Expected rate of return on plan assets	5.1	5.2	5.8

Expected rate of retirement	5-10	5-10	5-10

Expected salary increases	4.7	4.5	4.8

The expected return on the plan assets is determined by taking into account available projected returns of the assets underlying the current investment policy. Assumptions regarding future mortality rates are determined based on published statistics and accumulated experience in Israel.

The projected contributions in post-retirement benefit plans for the year ended December 31, 2013 amount to approximately NIS 415 thousand.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Commitment to pay royalties to the Government of Israel:

The Company has a commitment to pay royalties to the Government of Israel. The royalties are calculated as a percentage of the proceeds from the sale of products developed with the Government's participation by way of grants.

According to the participation terms, the Government is entitled to royalties at a rate of 3% of total sales of products developed with the Government's participation in the first three years from the date of commencing the repayments, 4% in the next three years and 5% starting from the seventh year until 100% of total grant are repaid, linked to the dollar, bearing annual interest of Libor. The breakdown of royalties payable by the Company (without interest and linkage) as of December 31, 2012 according to projects is as follows:

NIS in thousands

PRT0467	3,574
PRT4165	1,321
PRT9564	518
POSH	3,240

8,653

As of December 31, 2012, the Company's management estimates that it is probable that the Company will not pay any royalties to the Government of Israel in respect of the research and development funded by the Government and therefore no liability in this respect was recorded in the financial statements.

On May 17, 2011, the Company received a notice from the Office of the Chief Scientist at the Ministry of Industry Trade and Labor ("the Chief Scientist") whereby according to the professional examination conducted on behalf of the Chief Scientist, the Company is required to pay royalties out of its entire income, including income from the agreement signed between the Company and GSK. The notice does not specify the legal basis or background for said requirement and on June 14, 2011, the Company notified the Chief Scientist that it is disputing the requirement.

The Company also received a letter demanding that it pay an amount of NIS 250,515 to the Chief Scientist's Tmura Fund. In April 2012, the Company responded to the letter through its representative and utterly disputed the existence of any royalty debt to the Tmura Fund.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

On June 22, 2011, the Company's representative received a notice from the Deputy Chief Scientist whereby the agreement with GSK includes the Company's knowhow supported by the Chief Scientist subject to the provisions of the Law for the Encouragement of Industrial Research and Development, 1984 ("the R&D Law"). The Company was asked to respond to the claim that the signing of the agreement with GSK and the collaboration described therein represent an alleged violation of the R&D Law. The Company rejected the Deputy Chief Scientist's claims. This point was also clarified in the meeting held with the Chief Scientist's representatives in April 2012.

In the meeting, the Chief Scientist's verbally responded to the Company's representatives that the Chief Scientist no longer claims that the collaboration between the Company and GSK represents an alleged violation of the R&D Law and that the dispute focuses on the Chief Scientist's demand that the Company pay royalties on the income from said collaboration. It was also agreed that the Company and the Chief Scientist should continue their negotiations and that the Company will produce to the Chief Scientist's representatives data addressing the Company's patents, which has been accomplished. In keeping with an additional correspondence between the parties, currently, all mutual proceedings have been put on hold to allow the dispute to be settled amicably.

The scope of the Company's maximum exposure is 3%-4% of the Company's total revenues from GSK (according to periods), ranging between NIS 838 thousand and NIS 1,117 thousand in respect of revenues recognized by the Company to date and between NIS 110 thousand and NIS 146 thousand in respect of unrecognized anticipated revenues from the GSK agreement.

At this stage, the Company is unable to assess the expected effects of the abovementioned on the Company. Accordingly and given the Company's arguments, no provision has been recorded in the Company's financial statements.

b.	Development agreements with pharmaceutical companies:

1.	Development agreements with Teva Pharmaceutical Industries Ltd. ("Teva"):

On March 2, 2005, the Company and former parent company signed an agreement with Teva ("the first agreement") for financing a feasibility study of two cancer related programs. According to the first agreement, after completing the first part of the feasibility study designed to define a valid target, Teva will have an option in each program that is the subject of the agreement to continue financing the study to detect a prototype molecule. If Teva agrees to exercise this option, it will be able to sign a binding license agreement.

After the first part of the study had been completed, Teva chose to exercise its option in the first agreement and entered into a binding license agreement with the Company.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

On July 31, 2008, the Company and Teva signed a license agreement ("the second agreement" or "the license agreement") for three programs. According to the second agreement, the Company undertakes to continue the research and development activities until a lead molecule is achieved (in the first agreement, the Company was supposed to achieve a prototype molecule only). According to the license agreement, the Company granted Teva an exclusive global license for using the Company's existing and future accumulated knowhow and IP underlying the prototype/lead molecules as well as an exclusive global license for using the Company's existing and future accumulated knowhow and IP underlying any molecules developed in the context of the antiviral research. The Company will be entitled to receive receipts based on milestones, royalties and sublicense fees on Teva's future sales as detailed in the agreement. As of the date of the financial statements, income in an aggregate amount of NIS 13,542 thousand has been recorded in the financial statements in respect of said agreements (the income recorded through 2008).

On December 26, 2012, Teva informed the Company that the license agreement was cancelled, in effect from January 5, 2013. Following the license agreement's cancellation, the Company will be entitled to develop and commercialize the research programs.

2.	Development agreements with GSK:

On February 17, 2010, the Company and GSK signed a license and collaboration agreement ("the collaboration agreement") and an investment agreement. The agreements were subject to the consummation of the Company's IPO on the TASE by March 7, 2010 in which the Company raises a gross amount of at least $ 7.5 million ($ 6.5 million, net of issuance expenses). The issuance was consummated on March 2, 2010 in which amounts exceeding said amounts were raised and therefore the agreements came into effect.

According to the investment agreement, GSK has undertaken to invest $ 2.5 million in the Company's share capital shortly after the IPO is completed and under the same terms as the IPO. Accordingly, the Company issued to GSK 769,700 shares, 230,910 warrants (series 1) and 615,760 warrants (series 2). The proceeds from the issuance to GSK totaled approximately NIS 9.5 million. 230,910 warrants (series 1) expired on February 28, 2012.

According to the collaboration agreement, the companies commenced collaborating on six R&D programs for six different targets.

The Company granted GSK an exclusive global license to use the Company's accumulated knowhow and IP underlying the molecules to be developed in the context of the collaboration between the companies. GSK was also granted a non-exclusive license to use the Company's R&D technology as needed for the performance of the agreement.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

According to the agreement, GSK will provide the Company an immediate first payment of $ 3 million and quarterly installments over a period of three years in a total of $ 5.4 million ($ 8.4 million in total) for financing the research and development with a possibility of extending the research and development period by another year for an additional up to $ 1.7 million ("the extended period"). In addition, the Company will be entitled to receive receipts based on milestones and royalties on future sales by GSK as detailed in the agreement.

The Company recognizes income from this agreement using the percentage of completion method.

The Company incurred actual costs totaling NIS 25,952 thousand as of December 31, 2012 in respect of this project (including an amount of NIS 868 thousand in respect of the benefit component for options to employees) and concurrently recognized income totaling NIS 27,927 thousand.

According to the decision of the Company's Board, the Company's employees are entitled to 2% of the proceeds received from GSK for the investment in share capital and for the immediate payment (the former CEO was entitled to 0.75% and the other employees to 1.25%). An expense of NIS 412 thousand was recorded in 2010.

On March 7, 2013, GSK and the Company agreed to extend the collaboration period by another year focusing on a single program.

GSK's budget for the continued collaboration will be determined after a hearing is held at the joint committee based on the results of the trials that are currently being conducted by the Company but will not exceed $ 1.7 million which is the maximum budget amount set in the GSK agreement for the extended period.

c.	Agreement for a Network of Excellence Consortium:

On January 26, 2006, the Company entered into an Agreement for a Network of Excellence Consortium with several research institutions, universities and R&D companies from Europe and Israel. The agreement was signed in the backdrop of several resolutions passed by the European community for encouraging research, entrepreneurship and excellence and arranges financing for activities in these areas.

The parties to the agreement undertook to collaborate on a project, "the Role of Ubiquitin and Ubiquitin-like Modifiers in Cellular Regulation" ("the RUBICON project").

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

The agreement provides for full financing for the RUBICON project's research activity for enhancing scientific and technological knowhow that is not directly related to industrial or commercial targets and is used to develop products, processes or services (including material improvements of existing ones), advanced training for researchers and other key personnel such as development officers and potential users of the knowhow which is the result of the RUBICON project. The members of the RUBICON project had limited access rights to the knowhow and IP developed in the project by the other project members.

The sponsored costs consisted of direct project costs and overheads for the entire direct costs at a rate of 20%, which was supposed to cover all the project's indirect costs. The Company's budget totaled approximately € 407 thousand to be used over a period of 5.5 years. Every year, the Company produced annual financial and technological reports evidencing that the budget had only been used for implementing the research project. The Company was not required to meet any other targets or requirements.

On June 30, 2011, the RUBICON project was concluded. Total receipts from the project amounted to approximately NIS 2,167 thousand.

d.	Other agreements:

From time to time, the Company enters into agreements with various institutes around the globe and with various advisors in connection with joint R&D programs. According to those agreements, the Company receives research services from those institutes and/or advisors in return for fees. It should be noted that the results of the services and all rights arising from the agreements, including IP rights, are exclusively owned by the Company and no rights are conferred to the service providers.

e.	Employment agreements:

1.	Employment agreement with the Company's former CEO:

Over the years, the terms of employment of the Company's former CEO were updated on several occasions. In addition, the Company bore salary related costs and provided the former CEO a vehicle. According to these employment terms, the former CEO also received options exercisable into ordinary shares of the former parent company.

In March 2008, the Company and the former parent company agreed with the former CEO that if his holdings are diluted below 2% of the former parent company's share capital , then he will be allocated with additional options to secure his 2% holdings of the share capital of the former parent company, on a fully diluted basis, all up to an overall investment of $ 10.75 million (not including Teva's investment up to that date in a total of $ 4.25 million).

In January 2009, the former CEO received 475,440 options that are exercisable into ordinary shares of the former parent company. Each option is exercisable into one ordinary share of the former parent company for an exercise price of $ 0.1 per share.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

As for the swap of said options into options exercisable into Company shares, see Note 14c(1).

On January 31, 2010, the Company's Board approved a salary increment for the former CEO in the event that the negotiations with GSK yielded a binding agreement. In March 2010, the transaction with GSK was closed and the former CEO's salary was updated to NIS 40 thousand a month.

Following the IPO and the issuance of shares to GSK (see b(1) above and Note 14a(4) below), the former CEO's holdings dropped to below 2% on a fully diluted basis and, as per the agreement, the Company was obligated to grant the former CEO 83,512 options.

The economic value of each option on the grant date is calculated according to the Black & Scholes model at NIS 8.15 (the total benefit approximates NIS 680 thousand). This value is based on the following assumptions: an expected dividend rate of 0%, expected standard deviation rate of 75%, risk-free interest rate of 2.62% and expected exercise term of about five years.

As for the expenses carried in the Company's books for the former CEO, see Note 20 below.

In September 2010, the former CEO resigned from office, in effect from January 2011.

On January 2, 2011, the Company's Board decided to approve the new employment terms of the former CEO as follows: the former CEO terminated his term as CEO on January 9, 2011 and began providing services to the Company as an external advisor effective from January 10, 2011 based on an agreement signed with him and the Company ("the consulting agreement").

According to the consulting agreement, the former CEO will serve as the Company's external advisor for a period of seven months ("the initial period") and the agreement will later be automatically renewed until it is concluded by either party by providing an advance notice of 90 days ("the consulting period").

The former CEO will provide the Company consulting services at an average scope of about ten hours a week and will not be entitled to any other form of remuneration except the one stated in the agreement, even if he invests in practice more hours in providing the services to the Company. In return for the consulting services, the former CEO is entitled to a monthly fee of NIS 17,000 plus VAT. He is also entitled to the following bonuses:

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

A bonus of $ 100,000 but not more than 7% of the advance and/or investment paid in the context of a future commercial collaboration agreement signed, if signed, with a leading pharma company. This bonus shall be paid only if such collaboration agreement is signed by the later of: (1) six months from the end of the consulting period or (2) three months from the date of signing an MOU or letter of intent based on which a binding collaboration agreement will be signed, provided that such MOU or letter of intent is signed within six months from the end of the consulting period.

A bonus of 0.75% up to a maximum of $ 75,000 of the advances and/or investments paid in the context of future commercial collaboration agreements signed, if signed, with other pharma companies provided that such collaboration agreements are signed by the later of: (1) six months from the end of the consulting period or (2) three months from the date of signing an MOU or letter of intent based on which a binding collaboration agreement will be signed, provided that such MOU or letter of intent is signed within six months from the end of the consulting period.

The former CEO is also entitled to the continued vesting of the options granted to him in the past on a consecutive basis throughout his employment term and consulting term.

The options granted to the former CEO in the context of his employment as CEO will continue to vest based on the original option plan and option agreement throughout the consulting period (including any advance notice period) and for a period of 90 days thereafter. The options that have vested, whether during the former CEO's employment term or during the consulting period, will be exercisable accordingly subject to the provisions of the option plan throughout the consulting period and for a period of 90 days after it is terminated by either the Company or the former CEO.

In the event of merger or acquisition during the consulting period, all the options held by the former CEO will vest immediately.

2.	Employment agreement with the Company's CEO:

On November 15, 2010, the Company's Board decided to approve the appointment and employment terms of the Company's CEO. According to the agreement, the CEO will commence his term on January 9, 2011. The CEO had previously served as the Chairman of the Company's Board until November 14, 2010. In return for his service, the CEO is entitled to a monthly gross salary of NIS 46,000, linked to the cost of living index. The CEO is also covered by officers' insurance and indemnity arrangements as customary in the Company.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

According to the employment agreement, the CEO is entitled to the following bonuses: an annual grant for compliance with annual targets as determined by the Board in the amount of two monthly salaries, a bonus for any future commercial collaboration agreements signed, if signed, at a rate of 1% of upfront payments made in the context of the agreement and investment in the Company's share capital up to a maximum of $ 100,000 per agreement, an annual bonus for retaining existing collaboration agreements and for current payments for future collaboration agreements at a rate of 1% of annual payments made in the context of the Company's collaboration agreements up to $ 2,000,000 and 0.5% on all payments in excess of $ 2,000,000 in any given year, all up to the maximum prescribed in the employment agreement.

The employment agreement includes an advance termination notice period of 90 days.

The Company also allocated to the CEO 441,930 non-traded stock options that are exercisable into 441,930 ordinary shares of the Company of NIS 1 par value each. If the optionee exercises the entire options into shares, these shares will represent about 2.94% of the Company's issued and outstanding share capital as of November 15, 2010 and about 2% on a fully diluted basis.

The options were allocated at no consideration as part of the CEO's compensation mechanism. Each option is exercisable into one ordinary share for an exercise price of NIS 3.38, subject to the vesting dates specified below and to all other terms in the relevant agreements and option plan. The exercise price was determined as the Company's share's closing price on the date before the Board's decision to appoint the CEO and make the allocation.

The options will vest in 13 installments, the first of which will be at the end of first anniversary of the CEO's term, January 9, 2012 ("the first vesting date"). On the first vesting date, one quarter of the options - 110,490 options - will vest. Starting from the first vesting date, the remaining options will vest over 12 consecutive quarters whereby in each quarter an equal number of options will vest. If prior to the end of all the vesting dates the Company enters into a merger or acquisition transaction, all the options that have not yet vested will all vest at once on the eve of closing of the merger or acquisition transaction and will all become exercisable.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

The CEO is entitled to exercise the vested options from the date of vesting until ten years have elapsed from the date of grant ('the exercise period"), unless the options, or part thereof, expire before the end of the exercise period, subject to the conditions specified below. All options granted to the optionee that are not exercised by him into Company shares before the end of the exercise period will expire and will not be exercisable as stated in the agreements and the option plan. If the optionee ceases to be an employee of the Company, he will have a 90-day period to exercise the options that have vested as of the date of termination of the optionee's service. The unvested options and unexercised vested options that are not exercised will expire within 90 days from the date of termination of employment.

The economic value of each option on the grant date is calculated according to the Black & Scholes model at NIS 2.13 (the total benefit approximates NIS 940 thousand). This value is based on the following assumptions: an expected dividend rate of 0%, expected standard deviation rate of 80%, average risk-free interest rate of 4.3% and expected average exercise term of about six years.

f.	Agreement for providing services:

In January 2005, an engagement agreement was signed with a director in the Company according to which the director will assist in developing the Company's business at a scope of up to 10 monthly hours at the Company's request.

According to the agreement, the Company will pay the director a monthly salary of $ 2,000. The director also received 118,065 options that are convertible into ordinary shares of the former parent company. Each option is exercisable into one ordinary share of the former parent company for an exercise price of $ 0.1 per share.

In January 2009, the director's monthly salary was updated to $ 3,000. In addition, the director received 182,099 options that are convertible into ordinary shares of the former parent company. Each option is exercisable into one ordinary share of the former parent company for an exercise price of $ 0.1 per share.

As for the swap of said options into options exercisable into Company shares, see note 14c(1) below.

In March 2011, the Company granted the director 56,062 options. The value of the options was determined at the fair value of the services received. The options are exercisable from the vesting date until ten years have elapsed from the date of grant.

As for the expenses carried in the Company's books for said director, see Note 20 below.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

g.	Lease agreements:

1.	The Company has entered into an operating lease agreement for a building it uses which was extended on October 31, 2012 for a period of 12 months ending on October 31, 2013. The Company has an option of extending the lease term by another 12 months beginning at the end of the above lease period.

The expected future lease fees are as follows:

NIS in thousands

2013	647
2014	519

As for a bank guarantee provided by the Company to a lessor to secure the Company's undertaking under the lease agreement, see h below.

2.	The Company has entered into operating lease agreements for vehicles used by it in effect until 2015. The lease fees for 2013, 2014 and 2015 are NIS 192 thousand, NIS 84 thousand and NIS 16 thousand, respectively.

h.	Guarantee:

To secure the Company's undertaking toward a lessor of a building used by it, the Company provided the lessor a guarantee of NIS 364 thousand. As of December 31, 2012, the Company provided a restricted short-term bank deposit in this amount.

i.	Adoption of the immaterial transaction procedure:

On November 20, 2011, the Company's Board decided to adopt guidelines and rules for classifying transactions as immaterial in accordance with Regulation 41(a)(6)(a) to the Israeli Securities Regulations (Annual Financial Statements), 2010 and for filing corporate reports pursuant to applicable laws. These guidelines and rules were set forth, among others, after taking into consideration the Company's business nature as an R&D company, the nature of transactions performed by it and after studying their cumulative effect on the Company's operations and results.

The Company's Board established that transactions will be viewed as immaterial if all the following conditions are met therein:

1.	The amount of the transaction does not exceed 1% of the lower of the Company's equity based on its latest audited financial statements or NIS 250,000, linked to the Israeli CPI of October 2010.

2.	The transaction is not an extraordinary transaction (as defined in the Israeli Companies Law, 1999).

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

3.	The transaction is immaterial both in terms of quality, namely its nature, essence and effect on the Company, and there are no special circumstantial considerations that indicate that the transaction is material.

The criteria and principles for determining whether a certain transaction is immaterial:

1.	In the event of changes or updates of the R&D work plan based on agreements signed with Teva (the former controlling shareholder), the materiality of the transaction will be examined based on the effect of the change on the Company's work plan and budget (for example, whether the change in work plan leads to a change in the Company's overall budget in excess of the amount mentioned above).

2.	Each transaction will be examined individually but the materiality of combined or contingent transactions will be examined on an aggregate basis.

3.	In testing the materiality of a future transaction, the likelihood of its occurrence should be examined, among others.

4.	If there are questions regarding the implementation of the above criteria, the Company's audit committee will examine the transaction's immateriality based on the objective of the abovementioned reporting regulations and guidelines.

NOTE 13:-	TAXES ON INCOME

a.	The taxation of the Company in Israel:

1.	Starting from 2008 and thereafter, the Company's results for tax purposes are measured in nominal values. Until the end of the 2007 tax law, the results for tax purposes were adjusted for the changes in the Israeli CPI in accordance with the Income Tax (Inflationary Adjustments) Law, 1985.

2.	Tax rates:

The income of the Company in Israel is subject to corporate tax at the regular rate; the guidance of the amendment to the Income Tax Ordinance, 2005 from August 2005 and the provisions of the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010) of July 2009 prescribe a gradual reduction in the corporate tax rates and the resulting corporate tax rates starting from the 2010 tax year and thereafter are as follows: 2010 - 25%, 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and thereafter - 18%.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:-	TAXES ON INCOME (Cont.)

On December 6, 2011, the Law for Tax Burden Reform (Legislative Amendments), 2011 was published in the records ("the 2011 amendment"), which prescribes a halt in the scheduled reduction in the corporate tax rate as above and an increase in the corporate tax rate to 25% in 2012 and thereafter.

b.	Carryforward losses for tax purposes:

Deferred tax assets for carryforward tax losses are recognized to the extent that the realization of the related tax benefit through future taxable income is probable.

The Company's balance of carryforward losses as of December 31, 2012 and 2011 totals approximately NIS 66 million and NIS 56.5 million, respectively. The Company did not recognize deferred taxes for these tax losses because their utilization in the foreseeable future is not probable.

c.	Tax assessments:

The Company has final tax assessments through the 2007 tax year. A self assessment filed by the Company for the 2008 tax year is deemed final.

NOTE 14:-	EQUITY AND CAPITAL RESERVES

a.	Share capital:

1.	Composition:

Share capital comprises ordinary shares of NIS 1 par value each as follows:

	Number of shares and amount in NIS
	December 31,
	2012	2011
		(Unaudited)

Authorized share capital	100,000,000	50,000,000

Issued and outstanding share capital	14,788,673	14,658,174

Starting from March 2010, the shares are traded on the TASE (see 4 below). As of December 31, 2012, the quoted market price of an ordinary share of NIS 1 par value is NIS 0.844.

2.	The ordinary shares confer upon their holders the right to participate and vote in the shareholders' meetings, the right to receive profits and the right to participate in surplus assets in the event of the Company's liquidation.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	EQUITY AND CAPITAL RESERVES (Cont.)

3.	As part of the Company's preparations for the IPO on the TASE, the Company effected the following changes in the Company's capital structure in February 2010:

a)	The authorized share capital was increased to 50 million ordinary shares of NIS 1 par value each.

b)	It was decided that subject to the IPO, on the eve of the IPO the loans received from the former parent company would be converted into capital. Accordingly, the amount of the loans converted approximated NIS 40 million, which represents the outstanding loans from the former parent company on the date of the Board's conversion decision. The conversion was carried out against the issuance of 668 shares of NIS 1 par value each of the Company.

c)	It was decided that subject to the IPO, on the eve of the IPO 9,998,330 ordinary shares of NIS 1 par value each would be distributed as bonus shares to the former parent company.

4.	IPO of shares and warrants:

Pursuant to the prospectus of February 26, 2010, on March 2, 2010, the Company completed an IPO of 3,799,700 ordinary shares of NIS 1 par value each, 1,139,910 warrants (series 1) that are exercisable into ordinary shares of the Company and 3,039,760 warrants (series 2) that are exercisable into ordinary shares of the Company. The shares that were issued and will be issued as a result of the exercise of said warrants have the same rights as the Company's existing shares.

The gross issuance proceeds totaled approximately NIS 46.7 million net of issuance costs of approximately NIS 6.1 million (not including 675,000 warrants (series 2) to underwriters and an issuance consultant totaling NIS 1.9 million) was deducted from the IPO proceeds.

The warrants (series 1) are exercisable into ordinary shares of NIS 1 par value each of the Company on each trading day on the TASE in such a manner that each warrant is exercisable into one ordinary share of NIS 1 par value (subject to adjustments) in return for an exercise price of NIS 12. Any warrants (series 1) that are not exercised by February 28, 2012 will expire.

The warrants (series 2) are exercisable into ordinary shares of NIS 1 par value each of the Company on each trading day on the TASE in such a manner that each warrant is exercisable into one ordinary share of NIS 1 par value (subject to adjustments) in return for an exercise price of NIS 14. Any warrants (series 2) that are not exercised by February 28, 2014 will expire.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	EQUITY AND CAPITAL RESERVES (Cont.)

5.	As for the issuance of shares and warrants to GSK, see Note 12b(2) above.

6.	On February 28, 2012, unexercised warrants (series 1) expired.

7.	On May 28, 2012, the Company's authorized share capital was increased to 100 million ordinary shares of NIS 1 par value each.

b.	Capital reserve:

The capital reserve was created in respect of the interest benefit inherent in loans extended by the former parent company, see Note 10 above.

c.	Option plan to Company employees and service providers:

1.	Through the end of 2009, the former parent company granted the Company's employees options in accordance with an option plan approved by the Board.

On January 7, 2010, the Company's Board approved an option plan for options that are exercisable into Company shares ("the 2010 plan"). The maximum number of options allocated under the 2010 plan represents 12.5% of the Company's share capital on a fully diluted basis. The allocation of options under the 2010 plan was subject to the completion of the IPO.

In addition, on February 16, 2010, the Company's Board approved the swap of the options granted to the Company's employees and service providers through the end of 2009 (which were exercisable into shares of the former parent company) with options that are exercisable into the Company's shares under the 2010 plan ("the swapped options"). The swap above was subject to the completion of the IPO.

The terms of the swapped options are identical to the terms of the options allocated under the previous option plan.

The ratio of the number of swapped options to the number of original options granted in the past to each employee or service provider will be identical to the ratio of the number of the Company's issued and outstanding shares to the number of the former parent company's issued and outstanding shares.

The conversion ratio as of the date of option swap was determined such that each 2.3043 options for the former parent company's shares will be swapped for one Company share option. Following the swap, the number of outstanding options was 1,300,348.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	EQUITY AND CAPITAL RESERVES (Cont.)

Furthermore, the exercise price was converted at the same ratio and translated into NIS using the exchange rate as of the swap date - NIS 3.744 per dollar (the exercise price under the previous plan was in dollars and is in NIS under the 2010 plan) and therefore for each dollar of exercise price on the former parent company's share option, the exercise price for the Company's share is NIS 0.863.

The fair value of the swapped options does not materially differ from the fair value of the options before the swap and therefore the option swap had no effect on the Company's financial statements.

As for the economic value of options granted to the former CEO in 2010, see note 12e(1) above.

As stated in paragraph a(4) above, the IPO had been effected and consequently, the option swap was also carried out.

The swapped options are subject to the provisions of Section 102 to the Israeli Income Tax Ordinance under the capital gain track, including their placement with a trustee. The Company is not entitled to claim amounts carried as a benefit to employees as an expense for tax purposes. The swapped options granted to the Company's service providers are subject to the provisions of Section 3(i) to the Israeli Income Tax Ordinance.

Any ordinary shares issued according to the 2010 plan will have the same rights as the Company's other ordinary shares immediately upon issuance.

As for options granted to the Company's CEO as per the Board's decision of November 15, 2010, see Note 12e(2) above.

On March 7, 2011, the Company's Board approved the allocation, at no consideration, of 667,033 options to the Company's employees, service providers and senior officers and the extension of the capital reserve to 1,481,747 options. Each option is exercisable into one ordinary share of the Company of NIS 1 par value for an exercise price of NIS 3.79 (unlinked) which was the share's quoted market price on the day preceding the date of the Board's approval. The options will vest over a period of four years with a quarter of the granted options vesting at the end of one year from the date of grant and the other options vesting over the remaining three years in 12 equal quarterly portions.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	EQUITY AND CAPITAL RESERVES (Cont.)

According to the Board's approval as described above, on April 7, 2011, 554,909 options were allocated to employees. The average economic value of each option on the date of grant is calculated according to the Black & Scholes model at NIS 2.24 (the total benefit approximates NIS 1.2 million). This value is based on the following assumptions: an expected dividend rate of 0%, expected standard deviation of 75%, an average risk-free interest rate of 4.8% and an expected average life until exercise of about six years. The options are exercisable from the date of vesting until ten years have elapsed from the date of grant.

As for an addition grant of 56,062 options to a service providing director in the Company in 2011, see Note 12f above.

On May 3, 2011, the Company granted 56,062 options to a service provider of the Company. The value of the options was determined based on the fair value of the services received.

On July 24, 2011, the Company granted 238,034 options to the Company's VP of R&D. Each option is exercisable into one ordinary share of the Company of NIS 1 par value for an exercise price of NIS 2.95 (unlinked) which was the share's quoted market price on the day preceding the date of the Board's approval. The options will vest over a period of four years with a quarter of the granted options vesting at the end of one year from the date of grant and the other options vesting over the remaining three years in 12 equal quarterly installments.

The average economic value of each option on the date of grant is calculated according to the Black & Scholes model at NIS 1.64 (the total benefit approximates NIS 390 thousand). This value is based on the following assumptions: an expected dividend rate of 0%, expected standard deviation of 75%, an average risk-free interest rate of 4.9% and an expected average life until exercise of about six years. The options are exercisable from the date of vesting until ten years have elapsed from the date of grant.

The options are subject to the provisions of Section 102 to the Israeli Income Tax Ordinance under the capital gain track, including their placement with a trustee. The options granted to the Company's service providers are subject to the provisions of Section 3(i) to the Israeli Income Tax Ordinance.

2.	Expenses recognized in profit or loss for options granted to employees and service providers are as follows:

Year ended December 31,
2012	2011	2010
	(Unaudited)
NIS in thousands
1,091	1,664	1,201

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14:-	EQUITY AND CAPITAL RESERVES (Cont.)

3.	As of December 31, 2012, the statements of comprehensive loss include expenses of approximately NIS 10,873 thousand. Expenses of approximately NIS 431 thousand and NIS 209 thousand are expected to be recorded in 2013 and 2014, respectively.

4.	Movements in the number of share options and their related weighted average exercise prices are as follows:

	Year ended December 31,
	2012		2011		2010
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
			(Unaudited)
Outstanding at beginning of year	2,642,083	2.2	1,295,086	0.863	-	-
Arising from option swap (see (1) above)	-	-	-	-	1,300,348	0.863
Granted	-	-	1,346,997	3.5	83,512	0.863
Exercised *)	(130,499)	0.863	-	-	(88,774)	0.863
Expired	(66,374)	2.615	-	-	-	-

Outstanding at end of year	2,445,210	2.428	2,642,083	2.2	1,295,086	0.863

Exercisable at end of year	1,680,149	1.72	1,017,198	0.863	791,346	0.863

*)	Total proceeds received from the exercises of options aggregated NIS 112 thousand in the year ended December 31, 2012 (2010 - NIS 76 thousand).

5.	After the reporting period, 173,185 options were exercised into shares, with aggregate exercise proceeds approximating NIS 149 thousand. In addition, 75,442 options expired.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15:-	COST OF REVENUES FROM RESEARCH AND DEVELOPMENT SERVICES PROVIDED AND RESEARCH AND DEVELOPMENT EXPENSES

a.	Cost of revenues from R&D services provided:

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Salaries and related expenses	4,273	3,924	2,043
Materials and subcontractors	5,199	5,247	2,671
Benefit component in grant of options to employees	383	485	-
Other	1,004	722	-
Change in provision for loss from GSK project (see Note 12b(2) above)	(143)	(726)	870

	10,716	9,652	5,584

b.	Research and development expenses, net:

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Salaries and related expenses	1,429	640	1,412
Materials and subcontractors	2,127	2,126	3,407
Professional services	604	446	493
Maintenance and lease fees	590	933	1,173
Vehicles	356	348	257
Depreciation and amortization	680	1,013	901
Benefit component in grant of options to employees and service providers	308	322	434
Other	852	304	571

	6,946	6,132	8,648
Less - participation in R&D expenses from the RUBICON fund, see Note 12 c above	-	(113)	(358)
Less - participation in R&D expenses from the OCS, see Note 12a above	-	(103)	(551)

	6,946	5,916	7,739

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16:-	GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Salaries and related expenses	2,027	1,918	1,609
Maintenance and lease fees	307	273	271
Professional services	2,069	1,687	1,944
Vehicles	141	134	106
Depreciation	114	112	100
Benefit component in grant of options to employees and service providers	400	857	767
Other	587	563	406

	5,645	5,544	5,203

NOTE 17:-	FINANCIAL INCOME (EXPENSES)

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Financial expenses:
Interest benefit inherent in loans extended by the former parent company	-	-	1,249
Exchange rate losses, net	393	-	1,060
Other	36	70	69

Total financial expenses	429	70	2,378

Financial income:
Interest income, including on marketable securities	1,283	1,000	61
Exchange rate gains, net	-	574	-
Gain from financial assets at fair value through profit or loss, net	181	1,257	616

Total financial income	1,464	2,831	677

Financial income (expenses), net	1,035	2,761	(1,701)

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18:-	LOSS PER SHARE

Basic loss per share is calculated by dividing the loss attributable to equity holders of the Company by the weighted average number of issued ordinary shares, after retroactively taking into account bonus shares distributed in February 2010, see Note 14a(3) above.

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands
Loss for the year according to the statements of comprehensive loss (in NIS in thousands)	8,835	8,430	15,664

Weighted average number of ordinary shares in issue	14,724,919	14,658,174	13,309,387

Basic and diluted loss per share (in NIS)	0.60	0.58	1.18

The Company has no convertible instruments which have a dilutive effect (increasing the loss per share) and therefore the basic loss per share is identical to the diluted loss per share.

NOTE 19:-	EXPENSES IN RESPECT OF EMPLOYEE BENEFITS

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Wages and salaries	6,561	5,616	4,360
National insurance	314	281	177
Benefit component in grant of options to employees	879	1,463	971
Post-employment benefits - defined benefit plan	579	223	361

	8,333	7,583	5,869

Number of employees to whom the benefit is related	28	29	22

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:-	TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES

"Interested party" - as the term is defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

"Related party" - as the term is defined in IAS 24, Related Party Disclosures ("IAS 24").

The Company's key management personnel who are included, along with others, in the definition of "related parties" in IAS 24, include members of the executive board.

a.	Transactions and compensation to interested and related parties:

1.	Compensation to interested parties:

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

CEO's salary	1,004	1,020
Benefit component in options granted to the CEO, see Note 12e above	251	527
Former CEO's salary, see Note 12e above	-	184	1,001
Benefit component in options granted to the former CEO, see Note 12e above	-	186	723
Director's salary and benefit component of options granted to the director, see Note 12f above	298	265	243
Other directors' fees *)	419	338	234

*)	Relating to six directors in 2012, five directors in 2011 and six directors in 2010.

2.	Transactions with interested parties:

a)	As for revenues from the provision of R&D services to GSK, see Note 12b(2) above.

a)	As for the employment agreement signed with the Company's CEO in effect from January 9, 2011, see Note 12e(2) above.

a)	As for interest expenses on loans from the former parent company, see Note 10 above.

PROTEOLOGICS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:-	TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES (Cont.)

b.	Balances with interested and related parties:

	December 31,
	2012	2011
		(Unaudited)
	NIS in thousands

In respect of salaries and related expenses and additional benefits:
Balance presented in accounts payable under current liabilities	203	212

c.	Compensation to key management personnel:

The compensation to the VP of R&D and to the CFO who are both classified as key management personnel who are not interested parties in the Company for labor services provided to the Company is as follows:

	Year ended December 31,
	2012	2011	2010
		(Unaudited)
	NIS in thousands

Salaries and other benefits	1,513	1,448	1,169
Benefit component in respect of grant of options	239	256	87

	1,752	1,704	1,256

NOTE 21:-	EVENTS AFTER THE END OF THE REPORTING PERIOD

a.	As for the exercise and expiry of non-marketable options, see Note 14c above.

b.	As for the extension of the development agreement with GSK, see Note 12b(2) above.

c.	As for the Board's decision of March 7, 2013, see Note 1 above.

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